EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Golden Matrix Group, Inc. (File No. 333-234192), of our report dated October 15, 2019, relating to the audited consolidated financial statements which appeared in Golden Matrix Group, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2021, the six-months ended January 31, 2020, and the years ended July 31, 2019 and 2018.

/s/ M&K CPA’s, PLLC

Houston, TX

30 April, 2021